UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2016 (May 24, 2016)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 442-0052
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 24, 2016, the Company issued a press release titled “Nasdaq Denies Cannabis Technology Company MassRoots; Shuns the Regulated Cannabis Industry.” A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated May 24, 2016 entitled “Nasdaq Denies Cannabis Technology Company MassRoots; Shuns the Regulated Cannabis Industry.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: May 24, 2016	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer

Nasdaq Denies Cannabis Technology Company MassRoots; Shuns the Regulated Cannabis Industry

Denver, CO (May 24, 2016): MassRoots, Inc. (OTCQB: MSRT), one of the largest and fastest growing technology platforms for the cannabis industry, received notification on Monday, May 23, 2016, that the Nasdaq has denied MassRoots’ application for listing, which was filed in August 2015. The Nasdaq determined that as MassRoots may be deemed as “aiding and abetting” the distribution of an illegal substance under Federal law, they are unwilling to proceed with MassRoots’ listing application. MassRoots plans to appeal the staff decision to the Nasdaq Listing and Qualifications Board.

“With this decision, we believe that the Nasdaq has set a dangerous precedent that could prevent nearly every company in the regulated cannabis industry from listing on a national exchange. This will have ripple effects across the entire industry, making it more difficult for cannabis entrepreneurs to raise capital and slow the progression of cannabis legalization in the United States,” stated MassRoots CEO Isaac Dietrich. “This decision must not be allowed to stand and we’re asking cannabis supporters, activists businesses, and investors to write a brief note to the Nasdaq in support of our planned appeal here.”

“If we were a social network for tobacco users or alcohol consumers, the Nasdaq would likely be moving forward on our application even though alcohol and tobacco cause far more deaths and societal damage than cannabis ever will. Moreover, the Nasdaq has already listed at least 3 biotechnology companies that extract compounds from the cannabis plant for scientific research – actually touching the plant as part of their business model,” continued Dietrich. “We believe the Nasdaq has inappropriately denied our application and look forward to making our case not just to the Nasdaq Listing and Hearings Review Board, but directly to the American public.”

MassRoots has requested the Nasdaq’s denial letter in writing and will file an 8-K within 4 business days of receipt. The Company plans to appeal the Nasdaq’s decision shortly thereafter. MassRoots no longer plans to affect a reverse stock split.

About Masroots

Massroots is one of the largest and most active technology platforms for cannabis consumers, businesses and activists with 900,000 users. It is proud to be affiliate with the leading organization in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. MassRoots has been covered by Fox Business, CNBC, Fortune, BBC, Cannabist and New York Times. For more information, visit MassRoots.com/Investors.

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of MassRoots. All information presented herein with respect to the existing business and the historical operating results of MassRoots and estimates and projections as to future operations, the success of events that we are attending, and other information, is based on materials prepared by the management of MassRoots and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, MassRoots makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, MassRoots reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information.

Forward-looking Statements:

Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' advertising business, potential partnerships, and our related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those anticipated by the statements made herein include, among others, the success of our advertising initiatives, the continued growth and engagement of our user base, our ability to work with partners of the Company, and unforeseen technical or other problems or issues that could affect the performance of our products or our business. Further information on our risk factors is contained in our filings with the SEC, including the Amendment to our S-1 Registration Statement filed on October 29, 2015. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

Contact:

Isaac Dietrich
Isaac@MassRoots.com

720.442.0052